EXHIBIT 1.09

FORM OF NOTE

REGISTERED	PRINCIPAL AMOUNT: $60,000,000.00
No. R-1

CUSIP NO. 524908WU0	ISIN NO. US524908WU00

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTE, SERIES I

PERFORMANCE LINKED TO THE VALUE OF A COMMON STOCK, A

STOCK INDEX, AN EXCHANGE TRADED FUND, A BASKET OF COMMON STOCKS

OR A BASKET OF STOCK INDICES

If the registered owner of this Note (as indicated below) is The Depository Trust Company (the “Depository”) or a nominee of the Depository, this Note is a Note in global form (a “Global Security”) and the following legends are applicable except as specified on the reverse hereof:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM (A “CERTIFICATED NOTE”), THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

ISSUE PRICE: 100% of the Principal

Amount

AGGREGATE PRINCIPAL

AMOUNT: $60,000,000.00

AUTHORIZED DENOMINATIONS:

$1,000 and integral multiples thereof

ISSUE DATE: May 15, 2007

STATED MATURITY DATE:

May 15, 2010

VALUATION DATE RELATED TO

THE STATED MATURITY DATE:

May 12, 2010

INTEREST RATE: 0.000% per annum

ACCRUE TO PAY:

[  ] YES    [X] NO

INTEREST PAYMENT DATES: Not

applicable.

REGULAR RECORD DATES: Not

applicable.

REFERENCE EQUITY: Common Stock

of General Electric Company

INITIAL MULTIPLIER(S): 1.0

INITIAL BASE DIVIDEND: Not

applicable.

MULTIPLIER ADJUSTMENT DATES

FOR CHANGES IN DIVIDENDS:

Not applicable.

INDEX WEIGHTS: N/A

THRESHOLD VALUE: $38.4519

DETERMINATION PERIOD: Three

Business Days

DEPOSITORY: The Depository Trust

Company

Currency Exchanges and Payments

SPECIFIED CURRENCY: N/A

EXCHANGE RATE AGENT: N/A

Redemption

REDEEMABLE NOTE:

[X] YES    [  ] NO

INITIAL REDEMPTION DATE:

May 15, 2010

REDEMPTION NOTICE PERIOD:

30 calendar days

Sinking Funds and Amortizing Notes

SINKING FUND: No

AMORTIZING NOTE:

[  ] YES    [X] NO

Optional Repurchase

OPTIONAL REPURCHASE:

[X] YES    [  ] NO

OPTIONAL REPURCHASE CUTOFF

PERIOD: Eight Business Days

Stock Settlement

STOCK SETTLEMENT:

[X] YES    [  ] NO

AT MATURITY:

[X] YES [  ] NO

AT OPTION OF THE

COMPANY:

[X] YES    [  ] NO

AT OPTION OF THE HOLDER:

[  ] YES    [X] NO

MANDATORY:

[  ] YES    [X] NO

UPON REPURCHASE:

[X] YES    [  ] NO

AT OPTION OF THE

COMPANY:

[  ] YES    [X] NO

AT OPTION OF THE HOLDER:

[  ] YES    [X] NO

MANDATORY:

[X] YES [  ] NO

Optional Interest Reset

OPTIONAL INTEREST RATE RESET:

[  ] YES    [X] NO

OPTIONAL RESET DATES: N/A

Discount Notes

DISCOUNT NOTE:

[  ] YES    [X] NO

TOTAL AMOUNT OF DISCOUNT:

N/A

YIELD TO MATURITY: N/A

INITIAL ACCRUAL PERIOD

DISCOUNT: N/A

DISCOUNT NOTE PREPAYMENT

AMOUNT: N/A

Dual Currency Notes

DUAL CURRENCY NOTE:

[  ] YES    [X] NO

OPTIONAL PAYMENT

CURRENCY: N/A

DESIGNATED EXCHANGE

RATE: N/A

OPTION ELECTION DATES: N/A

OPTION TO RECEIVE PAYMENTS

IN THE SPECIFIED CURRENCY:

[  ] YES    [X] NO

OPTION VALUE CALCULATION

AGENT: N/A

DUAL CURRENCY NOTE

PREPAYMENT AMOUNT: N/A

Extension of Maturity Notes

EXTENSION OF MATURITY NOTE:

[  ] YES    [X] NO

EXTENSION PERIOD: N/A

NUMBER OF EXTENSION

PERIODS: N/A

Extendible Notes

EXTENDIBLE NOTE:

[  ] YES    [X] NO

INITIAL MATURITY DATE: N/A

SPECIAL ELECTION INTERVAL:

N/A

EXTENDIBLE IN PART:

[  ] YES    [X] NO

AUTHORIZED EXTENDIBLE

AMOUNTS: N/A

SPECIAL ELECTION PERIOD: N/A

Tax Matters

COMPARABLE YIELD: 5.0730% per annum

PROJECTED PAYMENT SCHEDULE:

$0.00 semi-annually and $1,162.17 due at

Stated Maturity which includes the final

interest payment.

Miscellaneous

OTHER TERMS:

LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & Co., or registered assigns, on the Stated Maturity Date, for each $1,000 principal amount of the Notes represented hereby not previously repurchased or redeemed, an amount equal to the Maturity Payment Amount and, if so specified above, to pay interest on the principal amount hereof from the Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the Interest Rate specified above until the amount due on the Stated Maturity Date, the Optional Repurchase Date or the Redemption Date, as the case may be, is paid in full or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate per annum on any overdue Payment Amount, premium, if any, and overdue installment of interest.

Unless otherwise specified above, and except as provided in Section 9 on the reverse hereof if this Note is a Dual Currency Note, payments of the applicable Payment Amount, premium, if any, and interest hereon will be made in U.S. dollars; if the Specified Currency set forth above is a currency other than U.S. dollars (a “Foreign Currency”), such payments will be made in U.S. dollars based on the equivalent of that Foreign Currency converted into U.S. dollars in the manner set forth in Section 2 on the reverse hereof. If the Specified Currency is a Foreign Currency and it is so provided above, the Holder may elect to receive such payments in that Foreign Currency by delivery of a written request to the Trustee (or to any duly appointed Paying Agent) at the Corporate Trust Office (as defined below) not later than 10 calendar days prior to the applicable payment date, and such election will remain in effect for the Holder until revoked by written notice to the Trustee (or to any such Paying Agent) at the Corporate Trust Office received not later than 10 calendar days prior to the applicable payment date; provided, however, no such election or revocation may be made if, with respect to this Note, (i) an Event of Default has occurred, (ii) the Company has exercised any discharge or defeasance options or (iii) the Company has given a notice of redemption. In the event the Holder makes any such election pursuant to the preceding sentence, such election will not be effective on any transferee of such Holder and such transferee shall be paid in U.S. dollars unless such transferee makes an election pursuant to the preceding sentence; provided, however, that such election, if in effect while funds are on deposit with the Trustee to satisfy and discharge this Note, will be effective on any such transferee unless otherwise specified above.

Except as provided in the following paragraph, the Company will pay interest on the Interest Payment Dates specified above, commencing with the first Interest Payment Date next succeeding the Issue Date, and on the applicable Principal Payment Date; provided that any payment of the Payment Amount, premium, if any, or interest to be made on any Interest Payment Date or on the Principal Payment Date that is not a Business Day shall be made on the next succeeding Business Day, unless the next succeeding Business Day falls in the next calendar month, in which case payment will be made on the first preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date or such Principal Payment Date, as the case may be, and, unless Accrue to Pay is specified on the face of this Note, no additional interest shall accrue as a result of such delayed payment; provided further that if the applicable Principal Payment Date is postponed due to a Market Disruption Event, interest will continue to accrue during the period from the originally scheduled Principal Payment Date to but excluding the postponed Principal Payment Date. If Accrue to Pay is specified on the face of this Note, any payment of interest on the Interest Payment Date will include interest accrued through the day before the Interest Payment Date. Each payment of interest hereon shall include interest accrued through the day before the Interest Payment Date or applicable Principal Payment Date, as the case may be. Unless otherwise specified above, interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months or in the case of an incomplete month, the number of days elapsed. In no event shall the interest rate of this Note be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Unless otherwise specified above, the interest payable on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date indicated above (whether or not a Business Day) next preceding such Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on a Principal Payment Date shall be payable to the Person to whom the related Payment Amount shall be payable; and provided, further, that, unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

Unless otherwise specified above and except as provided below, all payments of interest on this Note may, at the option of the Company, be made by check mailed to the person entitled thereto at such person’s address as it appears on the registry books of the Company.

Payments of the Payment Amount, premium, if any, and any interest payable on the related Principal Payment Date will be made in immediately available funds upon surrender of this Note at the corporate trust office or agency of the Trustee (or any duly appointed Paying Agent) maintained for that purpose in the Borough of Manhattan, New York City (the “Corporate Trust Office”), provided that this Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

References herein to “U.S. dollars” or “U.S.$” or “$” are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE, INCLUDING THE DEFINITIONS OF CERTAIN TERMS, SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: May 15, 2007

[SEAL]	LEHMAN BROTHERS HOLDINGS INC.

By:
Vice President

Attest:
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

CITIBANK, N.A.
as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTES, SERIES I

PERFORMANCE LINKED TO THE VALUE OF A COMMON STOCK, A STOCK INDEX,

AN EXCHANGE TRADED FUND, A BASKET OF COMMON STOCKS OR

A BASKET OF STOCK INDICES

Section 1.  General.  This Note is one of a duly authorized series of Notes of the Company designated as the Medium-Term Notes, Series I, Performance Linked to the Value of a Common Stock, a Stock Index, an Exchange Traded Fund, a Basket of Common Stocks or a Basket of Stock Indices of the Company (herein called the “Notes”). The Notes are one of an indefinite number of series of debt securities of the Company (collectively, the “Securities”) issued or issuable under and pursuant to an indenture dated as of September 1, 1987, as amended and supplemented (the “Indenture”), duly executed and delivered by the Company and Citibank, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

Section 2.  Currency Exchanges and Payments.  If the Holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Foreign Currency, in U.S. dollars, the exchange rate agent specified on the face of this Note or a successor thereto (the “Exchange Rate Agent”), will convert such payments into U.S. dollars. In the event of such an election, payment to the Holder will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in New York City received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Company) for the purchase by the quoting dealer of the Foreign Currency for U.S. dollars for settlement on such payment date in the amount of the Foreign Currency payable in the absence of such an election to such Holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Foreign Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

Unless otherwise specified on the face of this Note, if payment hereon is required to be made in a Foreign Currency and such currency is unavailable to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Company’s control, or is no longer used by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Company will be entitled to make payments with respect hereto in U.S. dollars until such Foreign Currency is again available or so used. The amount so payable on any date in such Foreign Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in New York City for cable transfers in the Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such Foreign Currency on the second Business Day prior to such payment date, or on such other basis as may be specified on the face of this Note. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Foreign Currency or (ii) if such Foreign Currency is a composite currency in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified on the face of this Note). Any payment in respect hereof made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

In the event of an official redenomination of the Specified Currency or the Optional Payment Currency (including, without limitation, an official redenomination of any such currency that is a composite currency), the obligations of the Company to make payments in or with reference to such currency shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of (i) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated) or (ii) any change in the value of the specified currency or the Optional Payment Currency relative to any other currency due solely to fluctuations in exchange rates.

All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof, and the Exchange Rate Agent shall have no liability therefor.

All currency exchange costs will be borne by the Holder hereof by deduction from the payments made hereon.

Section 3.  Redemption.  Unless otherwise specified on the face of this Note, the Company may, at its option, redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face of this Note at the Redemption Payment Amount, together with accrued interest to but excluding the Redemption Date.

The Company may exercise such option by causing the Trustee to mail by first-class mail to the Holder hereof a notice (the “Redemption Notice”) of such redemption at least 30 but not more than 60 days (or such other period as is specified as the “Redemption Notice Period” on the face of this Note) prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof in accordance with the terms of the Indenture. Unless otherwise specified on the face of this Note, if less than all of the Notes of this series are to be redeemed, the Notes of this series to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

Section 4.  Sinking Funds and Amortizing Notes.  Unless otherwise specified on the face of this Note or unless this Note is an Amortizing Note, this Note will not be subject to any sinking fund. If it is specified on the face of this Note that this Note is an Amortizing Note, the Company will make payments combining Redemption Payment Amount and interest on the dates and in the amounts set forth in the table appearing in Schedule I attached to this Note or as otherwise specified on the face of this Note. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the then outstanding principal amount.

Section 5.  Optional Repurchase.  Unless otherwise specified on the face of this Note, at any time until the earlier of (a) the date the Company gives notice of its intention to redeem this Note pursuant to Section 3 of this Note or (b) eight Business Days (or such other Optional Repurchase Cutoff Period specified on the face of this Note) before the Stated Maturity Date, the Holder may, at its option, cause the Company to repurchase this Note, subject to the conditions specified below, on the Optional Repurchase Date at the Optional Repurchase Amount, together with accrued interest to but excluding the Optional Repurchase Date.

In order for this Note to be so repurchased, the Trustee must receive, before the earlier of (a) the date the Company gives notice of its intention to redeem this Note pursuant to Section 3 of this Note or (b) eight Business Days (or such other period as is specified as the “Optional Repurchase Cutoff Period” on the face of this Note) before the Stated Maturity Date, either (i) this Note with the form below entitled “Option to Elect Repurchase” duly completed or (ii) a telegram, telex, fax or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the then outstanding principal amount of this Note, the principal amount of this Note to be repaid, the certificate number hereof or a description of the tenor and terms of this Note, a statement that the option to elect repurchase is being exercised thereby and a guarantee that this Note with the form below entitled “Option to Elect Repurchase” duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, fax or letter and this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of this repurchase option shall be irrevocable, except as otherwise provided under Section 7 of this Note or Section 10 of this Note. The repurchase option may be exercised by the Holder of this Note with respect to less than the principal amount of this Note then outstanding provided that the principal amount of this Note remaining outstanding after repurchase is an authorized denomination. Upon such partial repurchase this Note shall be cancelled and a new Note or Notes of this series for the remaining principal amount of this Note shall be issued in the name of the Holder of this Note.

If this Note is a Global Security, the Holder of this Note, the nominee of the Depositary, will be the only entity that can exercise a right to repurchase. In order to ensure that the nominee of the depositary will timely exercise a right to repurchase relating to this Note, the Holder must instruct the broker or other direct or indirect participant through which it holds an interest in this Note to notify the Depositary of its desire to exercise a right to repurchase.

Section 6.  Stock Settlement.  If the Reference Equity specified on the face of this Note is a single common stock or an exchange traded fund and if “Stock Settlement” on the face of this Note is checked as applicable, this Note may be settled on the Stated Maturity Date or on the Optional Repurchase Date (but not upon any Redemption, acceleration of the maturity of this Note or other prepayment of this Note prior to the Stated Maturity Date unless otherwise specified herein), with shares of Settlement Value Securities at the Company’s option, at the Holder’s option or mandatorily, as indicated on the face of this Note.

If the Company elects the Stock Settlement option for settlement of this Note on the Stated Maturity Date, the Company will provide the Trustee with written notice of the election not less than three business days prior to the Stated Maturity Date.

If Stock Settlement is applicable, the Company will pay the applicable Payment Amount, subject to the following paragraphs, by delivering, for each $1,000 principal amount of the Notes represented hereby, (a) in the case of maturity, Settlement Value Securities having a value on the applicable Valuation Date equal to the Maturity Payment Amount; and (b) in the case of any Optional Repurchase, Settlement Value Securities having a value on the applicable Valuation Date equal to the Optional Repurchase Amount. The Calculation Agent will determine the number and kind of Settlement Value Securities to be delivered, and whether cash shall be delivered in lieu of, or in addition to, any Settlement Value Securities, in accordance with the Calculation Agency Agreement.

If Stock Settlement is applicable and the calculations in the preceding paragraph result in fractional shares, the applicable Payment Amount shall be paid in cash in an amount equal to the value of fractional shares based upon the Closing Prices of the Settlement Value Securities on the applicable Valuation Date and in performing such calculation, the Calculation Agent will round down the cash payment to the nearest cent.

If the Company determines that it is prohibited from delivering Settlement Value Securities, or that it would be unduly burdensome to do so, the Company shall pay the applicable Payment Amount in cash.

Section 7.  Optional Interest Reset.  If so specified on the face of this Note, the Interest Rate on this Note may be reset at the option of the Company, in the manner set forth below (unless otherwise specified on the face of this Note), on the Optional Reset Date or Optional Reset Dates specified on the face of this Note. The Company may exercise such option by notifying the Trustee in writing of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than five Business Days after receipt thereof, the Trustee will mail by first-class mail to the Holder of this Note a notice (the “Reset Notice”) setting forth (i) the election of the Company to reset the interest rate, (ii) such new interest rate and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity Date of this Note (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. The Reset Notice shall be substantially in the form of Exhibit A to this Note. Upon the transmittal by the Trustee of a Reset Notice to the Holder of this Note, such new interest rate shall take effect automatically, and, except as modified by the Reset Notice and as described in the next paragraph, this Note will have the same terms as prior to the transmittal of such Reset Notice.

Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish an interest rate that is higher than the interest rate provided for in the Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to mail by first-class mail notice of such higher interest rate to the Holder of this Note. Such notice shall be irrevocable and shall be mailed by the Trustee within five Business Days after receipt thereof. All Notes of this series with respect to which the interest rate is reset on an Optional Reset Date will bear such higher interest rate for the Subsequent Interest Period.

If the Company elects to reset the interest rate of this Note, the Holder of this Note will have the option to elect repurchase by the Company of this Note, or any portion hereof, on any Optional Reset Date at a price calculated with reference to (a) the then outstanding principal amount of this Note, (b) the Maturity Payment Amount calculated as though the Optional Reset Date were the Stated Maturity Date and the date that is a number of business days equal to the Determination Period before that date were the Valuation Date, or (c) such other amount or amounts, in each case as specified on the face of this Note, plus any interest accrued to, such Optional Reset Date. In order to obtain repurchase on an Optional Reset Date, the Holder must follow the procedures set forth above in Section 5 of this Note for Optional Repurchase except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered this Note for repurchase pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender for repurchase until the close of business on the tenth day prior to such Optional Reset Date; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.

Section 8.  Discount Notes.  If this Note is a Discount Note, the amount payable in the event of Redemption, Optional Repurchase or acceleration of maturity shall be (i) the Amortized Principal Amount of this Note as of the Redemption Date, Optional Repurchase Date or date of such acceleration, as the case may be, rather than the relevant Payment Amount of this Note or (ii) such other amount as specified on the face of this Note (such amount, the “Discount Note Prepayment Amount”).

Section 9.  Dual Currency Notes.  If it is specified on the face of this Note that this Note is a Dual Currency Note, the Company has a one time option, exercisable on any one of the Option Election Dates specified on the face of this Note in whole, but not in part, with respect to all Dual Currency Notes of this series, of thereafter making all payments of Maturity Payment Amount, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the Optional Payment Currency specified on the face of this Note. If the Company makes such an election, the amount of Optional Payment Currency payable in respect hereof shall be determined by the Exchange Rate Agent by converting the amount of Specified Currency that would otherwise be payable into the Optional Payment Currency at the Designated Exchange Rate specified on the face of this Note.

The Company may exercise such option by notifying the Trustee of such exercise on or prior to the Option Election Date. The Trustee will mail by first-class mail to each holder of a Note of this series a notice of such election within five Business Days of the Option Election Date which shall state (i) the first date, whether an Interest Payment Date and/or the Stated Maturity Date, on which scheduled payments in the Optional Payment Currency will be made and (ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn.

If this Note is a Dual Currency Note, notwithstanding any prior election made by the Company, the amount payable hereon in the event of any Redemption, any Optional Repurchase, any acceleration of the maturity of this Note or other prepayment of this Note prior to the Stated Maturity Date shall be (a) an amount equal to the amount otherwise due and payable plus accrued interest to but excluding the Redemption Date, Optional Repurchase Date, date of acceleration or other prepayment minus the Total Option Value multiplied by a fraction, the numerator of which is the then outstanding principal amount of this Note and the denominator of which is the aggregate principal amount of all Dual Currency Notes of this series then outstanding or (b) such other amount as specified on the face of this Note (such amount, the “Dual Currency Note Prepayment Amount”). In no event will such payment be less than zero. Notwithstanding any prior election made by the Company, such payment shall be made in the Specified Currency unless otherwise provided on the face of this Note.

All determinations referred to above made by the Exchange Rate Agent or the Option Value Calculation Agent shall be at their sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof, and neither the Exchange Rate Agent nor the Option Value Calculation Agent shall have any liability therefor.

Section 10.  Extension of Maturity Notes.  If it is specified on the face of this Note that this Note is an Extension of Maturity Note, the Company has the option to extend the Stated Maturity Date hereof for the number of Extension Periods set forth on the face of this Note, each of which Extension Periods shall be a period of from one to five whole years. Unless otherwise specified on the face of this Note, the following procedures shall apply if this Note is an Extension of Maturity Note.

The Company may exercise its option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity Date in effect prior to the exercise of such option (the “Original Stated Maturity”). Not later than five Business Days after receipt thereof, the Trustee will mail to the Holder a notice (the “Extension Notice”), first class, postage prepaid, setting forth (i) the election of the Company to extend the Stated Maturity Date, (ii) the new Stated Maturity Date, (iii) the Interest Rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during the Extension Period, including the date on which or the period or periods during which and the price at which such redemption may occur during the

Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder, the Stated Maturity Date hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity hereof, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to mail notice of such higher interest rate, first class, postage prepaid, to the Holder. Such notice shall be irrevocable and shall be mailed by the Trustee within three Business Days after receipt thereof. This Note will bear such higher interest rate for the Extension Period, whether or not tendered for repurchase.

If the Company extends the Stated Maturity Date of this Note, the Holder will have the option to elect repurchase by the Company of this Note, or any portion hereof, on the Original Stated Maturity at a price calculated with reference to (a) the then outstanding principal amount of this Note, (b) the Optional Repurchase Amount calculated as though the Original Stated Maturity were the Stated Maturity Date and the date that is a number of business days equal to the Determination Period before that date were the Valuation Date, or (c) such other amount or amounts, in each case as specified on the face of this Note. In order for this Note to be so repaid on the Original Stated Maturity, the Holder must follow the procedures set forth in Section 5 of this Note for Optional Repurchase, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that the Holder may, by written notice to the Trustee, revoke any such tender for repurchase until the close of business on the tenth day prior to the Original Stated Maturity; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.

Section 11.  Extendible Notes.  If it is specified on the face of this Note that this Note is a Extendible Note, this Note will mature on the Stated Maturity Date specified on the face of this Note unless the maturity of all or any portion of this Note is extended in accordance with the procedures described below.

On the Interest Payment Date occurring in the sixth month (unless a different Special Election Interval is specified on the face of this Note) prior to the initial Stated Maturity Date specified on the face of this Note (the “Initial Maturity Extension Date”) and on the Interest Payment Date occurring in each sixth month (or the last month of each Special Election Interval) after such Initial Maturity Extension Date (each, together with the Initial Maturity Extension Date, a “Maturity Extension Date”), the Stated Maturity Date of this Note will be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified on the face of this Note, the last month in a period equal to twice the Special Election Interval) after such Maturity Extension Date, unless the Holder elects to terminate the extension of the Stated Maturity Date hereof or any portion hereof as described below.

If the Holder elects to terminate the extension of the Stated Maturity Date of any portion of the principal amount of this Note during the specified period prior to any Maturity Extension Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Maturity Extension Date (the “Extended Stated Maturity Date”).

The Holder may elect to extend the Stated Maturity Date of this Note, or if so specified above, any portion hereof, by delivering a notice to such effect to the Trustee (or any duly appointed Paying Agent) at the Corporate Trust Office not less than 3 nor more than 15 days prior to such Maturity Extension Date (unless another period is specified on the face of this Note as the “Special Election Period”). Such election will be irrevocable and will be binding upon each subsequent Holder of this Note. An election to extend the Stated Maturity Date of this Note may be exercised with respect to less than the entire principal amount of this Note then outstanding only if so specified on the face of this Note and only in such principal amount, or any integral multiple in excess thereof, as is specified on the face of this Note. Notwithstanding the foregoing, the maturity of this Note will not be extended beyond the Stated Maturity Date specified on the face of this Note.

Unless otherwise specified above, any election not to extend will be effective only if this Note is presented to the Trustee (or any duly appointed Paying Agent) as soon as practicable. Following receipt of this Note the Trustee (or any duly appointed Paying Agent) shall issue in exchange herefor in the name of the Holder (i) a Note, in a face amount equal to the principal amount of this Note for which no election to extend was exercised, with terms identical to those specified herein (except for the Issue Date and the Initial Interest Rate and except that such Note shall have a fixed, non-extendable maturity on the Extended Stated Maturity Date) and (ii) if such election not to extend is made with respect to less than the principal amount of this Note then outstanding, a replacement Extendible Note, in a face amount equal to the principal amount of this Note for which an election to extend was made, with terms identical to this Note.

Section 12.  Principal Amount for Indenture Purposes.  For the purpose of determining whether Holders of the requisite amount of Notes of this series outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the principal amount of this Note will be deemed to be the principal amount of this Note then outstanding; provided, however, if this Note is a Discount Note, the outstanding principal amount of this Note will be deemed to be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof.

Section 13.  Modification and Waivers.  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the Payment Amount or the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium or other amount payable on redemption, or make the Payment Amount or the principal amount thereof, premium or other amount payable, if any, or interest thereon payable in any coin or currency other than that hereinabove provided, without the consent of the Holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on the Payment Amount or the principal amount, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes of this series which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes of this series.

Section 14.  Obligations Unconditional.  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Payment Amount or the principal amount, premium, if any, and interest, if any, on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

Section 15.  Defeasance.  The Indenture contains provisions for the discharge of the Indenture and defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Section 16.  Authorized Form and Denominations.  The Notes of this series are issuable in registered form, without coupons. Notes of this series denominated in U.S. dollars shall be issued in the principal amount denominations specified on the face of this Note. Notes of this series denominated in a Foreign Currency will be issued in a denomination approximately equivalent to Notes of this series denominated in U.S. dollars. Each Note will be issued initially as either a Global Security or a Certificated Note, at the option of the Company, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, New York City, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith. Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, except that Global Securities will not be exchangeable for Certificated Notes of this series.

Section 17.  Registration of Transfer.  As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer, at the Corporate Trust Office or agency in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar requiring such written instrument of transfer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If this Note is a Global Security and if at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under the Indenture, the Company shall appoint a successor Depository. If a successor Depository for the Notes of this series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will issue, and the Trustee will authenticate and deliver, Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Note.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.

Section 18.  Events of Default.  If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Unless otherwise provided on the face of this Note, the amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount calculated as though the date to which the maturity has been accelerated were the Stated Maturity Date and the date that is a number of business days equal to the Determination Period before that date were the Valuation Date. In any such case, even if Stock Settlement is applicable, the Notes of this series will be settled in cash. Upon payment (i) of the aggregate applicable amounts on the Notes of this series so declared due and payable and (ii) of interest on any overdue Payment Amount and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the Maturity Payment Amount of and interest, if any, on the Notes of this series shall terminate.

Section 19.  No Recourse Against Certain Persons.  No recourse for the payment of Payment Amount, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Section 20.  Tax Treatment.  The Company agrees, and by acceptance of beneficial ownership interest in the Notes of this series, each Holder of such Notes will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the Notes of this series as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) and (ii) to be bound by the Company’s determination of the “comparable yield”

and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Notes of this series. The “comparable yield” and “projected payment schedule,” as determined by the Company per $1,000 note, are specified on the face of this Note.

Section 21.  Defined Terms.  All terms used but not defined in this Note are used herein as defined in the Indenture.

Section 22.  GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 23.  Definitions.  Set forth below are definitions of certain of the terms used in this Note. The definitions set forth below are subject to the terms and provisions on the face of this Note. If any definition below is different than, or inconsistent with, the terms and provisions on the face of this Note, the terms and provisions on the face shall prevail.

“ADS” shall mean American Depositary Share.

“Alternative Redemption Amount” shall mean, for each $1,000 principal amount of the Notes represented hereby, the product of (a) $1,000 and (b) the Settlement Value on the applicable Valuation Date divided by the Threshold Value.

“AMEX” shall mean the American Stock Exchange LLC.

“Amortized Principal Amount” of this Note at any time shall mean the amount equal to (a) the Issue Price multiplied by the then outstanding principal amount of this Note plus (b) that portion of the difference between the amount calculated pursuant to clause (a) and the principal amount of this Note that has accrued at the Yield to Maturity set forth on the face of this Note (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Principal Amount is calculated, but in no event shall the Amortized Principal Amount of this Note exceed the principal amount of this Note.

“Average Execution Price” shall mean, for a security or other property, the average per unit execution price that an affiliate of the Company receives or pays for such security or property, as the case may be, to hedge the Company’s obligations under the Notes of this series.

“Business Day”, notwithstanding any provision in the Indenture, shall mean, unless otherwise set forth on the face of this Note, any day that is not a Saturday, a Sunday or a day on which the NYSE, the Nasdaq or the AMEX is not open for trading or banking institutions or trust companies in New York City are authorized or obligated by law or executive order to close, and, (a) if the Specified Currency is a Foreign Currency other than Euros, not a day on which banking institutions are authorized or required by law to close in the Principal Financial Center of the country issuing the Foreign Currency and (b) if the Specified Currency is Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open. “Principal Financial Center” shall mean the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars and Swiss francs, the Principal Financial Center will be New York City, Sydney, Toronto and Zurich, respectively.

“Calculation Agency Agreement” shall mean the Calculation Agency Agreement, dated as of October 12, 2006, between the Company and the Calculation Agent, as amended from time to time, or any successor calculation agency agreement.

“Calculation Agent” shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Settlement Value and the Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

“Close of Trading” shall mean, in respect of any Relevant Exchange or other exchange or quotation system, the scheduled weekday closing time on a day on which the Relevant Exchange or other exchange or quotation system is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

“Closing Level”, shall mean, when used with respect to any Relevant Index on any particular day, (a) the closing level of the Relevant Index on such day as reported by the publisher of the Relevant Index, as determined and adjusted by the Calculation Agent pursuant to the Calculation Agency Agreement, or (b) as otherwise determined by the Calculation Agent pursuant to the Calculation Agency Agreement if the Relevant Index has been discontinued or in the circumstances described in the definition of the term “Valuation Date” herein.

“Closing Price” shall mean, for each Settlement Value Security, as determined by the Calculation Agent pursuant to the Calculation Agency Agreement on any particular day, based on information reasonably available to it:

(1) if the Settlement Value Security is listed on a Relevant Exchange, the last reported sale price per share at the Close of Trading on such day on the Relevant Exchange;

(2) if the Settlement Value Security is not listed on a national securities exchange or quotation system or is not a Nasdaq security, and is listed or traded on a bulletin board, the Average Execution Price per share of the Settlement Value Security; or

(3) as otherwise determined by the Calculation Agent pursuant to the Calculation Agency Agreement in the circumstances described in the definition of the term “Valuation Date” herein.

In the case of both (1) and (2) above, if the Settlement Value Security is listed or quoted on a non-United States Relevant Exchange or on a non-United States bulletin board, the Closing Price will then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country’s currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

“common stock” shall mean common stock or any other equity security (which may be an ADS).

“Company” shall have the meaning set forth on the face of this Note.

“Designated Exchange Rate” shall mean the exchange rate specified as such on the face of this Note.

“Determination Period” shall be the number of days specified as such on the face of this Note.

“Discount Note” shall mean any Note that has been issued at an Issue Price less than 100%.

“Discount Note Prepayment Amount” shall have the meaning set forth in Section 8 of this Note.

“Dual Currency Note” shall mean any Note designated as such on the face of this Note.

“Dual Currency Note Prepayment Amount” shall have the meaning set forth in Section 9 of this Note.

“Exchange Rate Agent” shall have the meaning set forth in Section 2 of this Note.

“Extended Stated Maturity Date” shall have the meaning set forth in Section 11 of this Note.

“Extension Notice” shall have the meaning set forth in Section 10 of this Note.

“Foreign Currency” shall mean any currency other than U.S. dollars.

“Global Security” shall have the meaning set forth on the face of this Note.

“Indenture” shall have the meaning set forth in Section 1 of this Note.

“Index Stock” shall mean the common stock specified as the Reference Equity on the face of this Note.

“Index Weight” shall mean, if the Reference Equity set forth on the face of this Note is a basket of stock indices, for each Relevant Index, the number by which the Closing Level of such Relevant Index will be multiplied in order to calculate the Settlement Value on a particular day. The Index Weight relating to each Relevant Index included in the Reference Equity shall be as specified on the fact of this Note.

“Initial Maturity Extension Date” shall have the meaning set forth in Section 11 of this Note.

“Initial Redemption Date” shall mean the date specified as such on the face of this Note.

“Interest Payment Date” shall have the meaning set forth on the face of this Note.

“Interest Rate” shall be the rate specified as such on the face of this Note.

“Issue Date” shall have the meaning set forth on the face of this Note.

“Issue Price” shall mean the price specified as such on the face of this Note.

“Market Disruption Event”, unless indicated otherwise on the face of this Note, with respect to a Settlement Value Security, any shares of other exchange traded funds underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund, a Relevant Index or the index underlying the Reference Equity if the Reference Equity specified on the face of this Note is an exchange traded fund shall mean any of the following events has occurred on any day as determined by the Calculation Agent in accordance with the Calculation Agency Agreement:

(1) (a) In the case of a Settlement Value Security or any shares of other exchange traded funds underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund, a material suspension of, or limitation imposed on trading relating to, such Settlement Value Security or such shares of other exchange traded funds, and (b) in the case of a Relevant Index or the index underlying the Reference Equity if the Reference Equity specified on the face of this Note is an exchange traded fund, a suspension of, or limitation imposed on trading relating to, the securities that then comprise 20% or more of such Relevant Index or such index underlying such Reference Equity, in each case, by the Relevant Exchange for each such security, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that Relevant Exchange or otherwise. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, quotation system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B may be considered material.

(2) A material suspension of, or limitation imposed on, trading in futures or options contracts relating to such Settlement Value Security, such shares of other exchange traded funds underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund, such Relevant Index or such index underlying the Reference Equity if the Reference Equity specified on the face of this Note is an exchange traded fund, as the case may be, by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise.

(3) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, (a) in the case of a Settlement Value Security or any shares of other exchange traded funds underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund, such Settlement Value Security or such shares of other exchange traded funds, and (b) in the case of a Relevant Index or the index underlying the Reference Equity if the Reference Equity specified on the face of this Note is an exchange traded fund, the securities that then comprise 20% or more of such Relevant Index or such index underlying the Reference Equity, in each case on the

Relevant Exchanges for that Settlement Value Security or those securities, or in the case of a Settlement Value Security or a security not listed or quoted in the United States, on the primary exchange, quotation system or market for such Settlement Value Security or security, at any time during the one hour period that ends at the Close of Trading on such day.

(4) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to such Settlement Value Security, to such shares of other exchange traded funds underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund, to such Relevant Index or to the index underlying the Reference Equity if the Reference Equity specified on the face of this Note is an exchange traded fund, as the case may be, on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one hour period that ends at the Close of Trading on such day.

(5) The closure of, (a) in the case of a Settlement Value Security or any shares of other exchange traded funds underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund, the Relevant Exchange for such Settlement Value Security or such shares of other exchange traded funds or the primary exchange or quotation system on which futures or options contracts relating to such Settlement Value Security or such shares of other exchange traded funds are traded, and (b) in the case of a Relevant Index or the index underlying the Reference Equity if the Reference Equity specified on the face of this Note is an exchange traded fund, the Relevant Exchanges for securities that then comprise 20% or more of such Relevant Index or such index underlying the Reference Equity, or the primary exchange or quotation system on which futures or options contracts relating to such Relevant Index or such index underlying the Reference Equity, is traded, in each case, prior to its scheduled closing time unless the earlier closing time is announced by the primary exchange or quotation system at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the exchanges or quotation system and (ii) the submission deadline for orders to be entered into the exchanges or quotation system for execution at the Close of Trading on such day.

If the Reference Equity specified on the face of this Note is a basket of common stocks or indices, a Market Disruption Event will occur if a Market Disruption Event occurs with respect to any of the Settlement Value Securities or Relevant Indices included in the basket.

For purposes of determining whether a Market Disruption Event has occurred, the relevant percentage contribution of a security to the level of a Relevant Index or the index underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund will be based on a comparison of (x) the portion of the level of the Relevant Index or the index underlying the Reference Equity if the Reference Equity specified on the face of this Note is an exchange traded fund attributable to that security and (y) the overall level of the Relevant Index or the index underlying the Reference Equity if the Reference Equity specified on the face of this Note is an exchange traded fund, in each case immediately before the occurrence of the Market Disruption Event.

“Market Exchange Rate” shall have the meaning set forth in Section 2 of this Note.

“Maturity Extension Date” shall have the meaning set forth in Section 11 of this Note.

“Maturity Payment Amount” shall mean, for each $1,000 principal amount of the Notes represented hereby, an amount equal to the greater of (a) $1,000 and (b) the Alternative Redemption Amount.

“Multiplier” shall mean, if the Reference Equity set forth on the face of this Note is a common stock, a basket of common stocks or an exchange traded fund, for each Settlement Value Security, the number of shares or other units (including ADSs) (or fraction of a share or other unit expressed as a decimal) of such Settlement Value Security included in the calculation of the Settlement Value on a particular day, as determined by the Calculation Agent pursuant to the Calculation Agency Agreement. The initial Multiplier relating to each Settlement Value Security initially included in the Reference Equity shall be specified as such on the face of this Note. The initial Multiplier for any security which may subsequently become a Settlement Value Security shall be the number of shares or other units of such security which are to be included in the calculation of the Settlement Value at the time such security becomes a Settlement Value Security. Multipliers may be adjusted by the Calculation Agent in accordance with the Calculation Agency Agreement in certain circumstances.

“Nasdaq” shall mean The Nasdaq Stock Market, Inc.

“Notes” shall have the meaning set forth in Section 1 of this Note.

“NYSE” shall mean The New York Stock Exchange, Inc.

“Official W.M. Reuters Spot Closing Rate” shall mean the closing spot rate published on Reuters page “WMRA” relevant for a Settlement Value Security.

“Option Election Dates” shall mean the date(s) specified as such on the face of this Note.

“Option Value” shall mean, with respect to an Interest Payment Date or the Stated Maturity Date, the amount calculated by the Option Value Calculation Agent to be the arithmetic average of the prices quoted on the date of calculation by three reference banks (which banks shall be selected by the Option Value Calculation Agent and shall be reasonably acceptable to the Company) for the right on the Option Election Date immediately preceding such Interest Payment Date or Stated Maturity Date to purchase for value on such Interest Payment Date or Stated Maturity Date from such reference banks (A) the aggregate amount of the Specified Currency due on such Interest Payment Date or Stated Maturity Date with respect to all of the Dual Currency Notes of this series in exchange for (B) the amount of the Optional Payment Currency that would be received if the amount in clause (A) were converted into the Optional Payment Currency at the Designated Exchange Rate.

“Optional Payment Currency” shall mean the currency specified as such on the face of this Note.

“Optional Repurchase” shall mean the option of a Holder to elect to require the Company to repurchase Notes of this series pursuant to Section 5 of this Note.

“Optional Repurchase Amount” shall mean, for each $1,000 principal amount of Notes represented hereby, the Alternative Redemption Amount.

“Optional Repurchase Cutoff Period” shall be the number of days specified as such on the face of this Note.

“Optional Repurchase Date” shall mean the eighth Business Day (or such other date as is specified on the face of this Note) following the Business Day on which the Company receives a written notice of election to require repurchase of this Note in the manner specified in Section 5 of this Note; provided, however, if the Calculation Agent determines that a Market Disruption Event with respect to any Settlement Value Security, any shares of other exchange traded funds underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund or any index underlying the Reference Security, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund has occurred on the day that would otherwise be the applicable Valuation Date, or if the applicable Valuation Date is not a Scheduled Trading Day, then the Optional Repurchase Date shall be postponed by a number of Business Days equal to the number of Scheduled Trading Days by which the applicable Valuation Date is postponed.

“Optional Reset Dates” shall be the dates specified as such on the face of this Note.

“Original Stated Maturity” shall have the meaning set forth in Section 10 of this Note.

“Payment Amount” shall mean the Maturity Payment Amount, the Redemption Payment Amount or the Optional Repurchase Amount, as the case may be.

“Principal Payment Date” shall mean the Stated Maturity Date, the Redemption Date or the Optional Repurchase Date, as the case may be.

“Redemption” shall mean the option of the Company to redeem, at any time on or after the date specified on the face of this Note, in whole or from time to time in part, the Notes of this series pursuant to Section 3 of this Note.

“Redemption Date” shall mean the date specified as such in the notice demanded in Section 3 of this Note; provided, however, if the Calculation Agent determines that a Market Disruption Event with respect to any Reference Equity, any shares of other exchange traded funds underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund or the index underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund has occurred on a day that would otherwise be the applicable Valuation Date, or if the applicable Valuation Date is not a Scheduled Trading Day, then the Redemption Date shall be postponed by a number of Business Days equal to the number of Scheduled Trading Days by which the applicable Valuation Date is postponed.

“Redemption Notice” shall mean the notice of redemption mailed to the Holders pursuant to Section 3 of this Note.

“Redemption Notice Period” shall have the meaning set forth in Section 3 of this Note.

“Redemption Payment Amount” shall mean, for each $1,000 principal amount of Notes represented hereby, the greater of (a) $1,000 and (b) the Alternative Redemption Amount.

“Reference Equity” shall mean the common stock, stock index, exchange traded fund, basket of common stocks or basket of stock indices specified as such on the face of this Note.

“Relevant Exchange” shall mean, for any Settlement Value Security or any shares of other exchange traded funds underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund, the primary United States national securities exchange, quotation system, including any bulletin board service, or market on which such Settlement Value Security or such shares are traded, or in case such Settlement Value Security or such shares are not listed or quoted in the United States, the primary exchange, quotation system or market for such Settlement Value Security or such shares.

“Relevant Index” shall mean, if the Reference Equity specified on the face of this Note is a stock index or basket of stock indices, any stock index included in the calculation of the Settlement Value by the Calculation Agent in accordance with the Calculation Agency Agreement, including any successor or substitute index selected by the Calculation Agent in accordance with the Calculation Agency Agreement upon discontinuance of an index. The Relevant Indices will initially consist of those indices designated as the Reference Equity on the face of this Note.

“Reset Notice” shall have the meaning specified in Section 7 of this Note.

“Scheduled Trading Day” means (a) in the case of any Settlement Value Security, any day on which the Relevant Exchange for such security is scheduled to be open for trading for its regular trading session and (b) in the case of a Relevant Index, any day on which the Relevant Index is published by its publisher or otherwise determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

“Securities” shall have the meaning set forth in Section 1 of this Note.

“Settlement Value”, when used with respect to an applicable Valuation Date, shall equal:

(1) if the Reference Equity specified on the face of this Note is a common stock or a basket of common stocks, the sum of the products of the Closing Prices on the applicable Valuation Date and the applicable Multipliers (as adjusted from time to time by the Calculation Agent pursuant to the Calculation Agency Agreement prior to the Close of Trading on the Valuation Date) for each Settlement Value Security on the Valuation Date, together with any cash or other property included in the Settlement Value on the Valuation Date by the Calculation Agent pursuant to the Calculation Agency Agreement; provided that if the originally scheduled Valuation Date is postponed because of the occurrence of a Market Disruption Event, the Settlement Value will equal (a) the sum of the products of the Closing Prices on the postponed Valuation Date and the applicable Multipliers for each Settlement Value Security for which no Market Disruption Event occurred plus (b) the sum of the products of the Average Execution Price an affiliate of the Company receives or pays on the postponed Valuation Date upon the sale or purchase of each Settlement Value Security for which a Market Disruption Event has occurred which was used to hedge the Company’s obligations under the Notes of this series and the applicable Multipliers (as adjusted from time to time by the Calculation Agent pursuant to the Calculation Agency Agreement prior to the Close of Trading on the postponed Valuation Date), together with any cash or other property included in the Settlement Value on the Valuation Date by the Calculation Agent pursuant to the Calculation Agency Agreement;

(2) if the Reference Equity specified on the face of this Note is an exchange traded fund, the sum of the products of the Closing Prices on the applicable Valuation Date and the applicable Multipliers (as adjusted from time to time by the Calculation Agent pursuant to the Calculation Agency Agreement prior to the Close of Trading on the Valuation Date) for each Settlement Value Security on the Valuation Date, together with any cash or other property included in the Settlement Value on the Valuation Date by the Calculation Agent pursuant to the Calculation Agency Agreement; provided that if the originally scheduled Valuation Date is postponed because of the occurrence of a Market Disruption Event, the Settlement Value will equal (a) the sum of the products of the Closing Prices on the postponed Valuation Date and the applicable Multipliers for each Settlement Value Security for which no Market Disruption Event occurred plus (b) the sum of the products of the Average Execution Price an affiliate of the Company receives or pays on the postponed Valuation Date upon the sale or purchase of each Settlement Value Security for which a Market Disruption Event has occurred which was used to hedge the Company’s obligations under the Notes of this series and the applicable Multipliers (as adjusted from time to time by the Calculation Agent pursuant to the Calculation Agency Agreement prior to the Close of Trading on the postponed Valuation Date), together with any cash or other property included in the Settlement Value on the Valuation Date by the Calculation Agent pursuant to the Calculation Agency Agreement;

(3) if the Reference Equity specified on the face of this Note is a stock index, the Closing Level of the Relevant Index on the Valuation Date; or

(4) if the Reference Equity specified on the face of this Note is a basket of stock indices, the sum of the products of the Closing Levels on the Valuation Date and the applicable Index Weight for each Relevant Index.

The Settlement Value, and any adjustments thereto, shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

“Settlement Value Securities” shall mean, if the Reference Equity specified on the face of this Note is a common stock, a basket of common stocks or an exchange traded fund, the securities included in the calculation of the Settlement Value by the Calculation Agent pursuant to the Calculation Agency Agreement. The Settlement Value Securities will initially consist of the common stocks or shares of the exchange traded fund designated as the Reference Equity on the face of this Note.

“Special Election Interval” shall have the meaning set forth in Section 10 of this Note.

“Special Election Period” shall have the meaning set forth in Section 10 of this Note.

“Specified Currency” shall mean U.S. dollars or such other currency as is specified as such on the face of this Note.

“Stated Maturity Date” shall mean the date specified as such on the face of this Note (except as otherwise provided in the case of an Extension of Maturity Note or an Extendible Note); provided, that if a Market Disruption Event with respect to one or more of the Settlement Value Securities, any shares of other exchange traded funds underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund, one or more of the Relevant Indices or the index underlying the Reference Equity, if applicable, if the Reference Equity specified on the face of this Note is an exchange traded fund, as the case may be, occurs on the applicable Valuation Date, or if the applicable Valuation Date is not a Scheduled Trading Day, then the Stated Maturity Date shall be postponed by a number of Business Days equal to the number of Scheduled Trading Days by which the applicable Valuation Date is postponed. In the event of any acceleration of the maturity of this Note prior to the Stated Maturity Date specified on the face of this Note, the term “Stated Maturity Date” when used herein shall refer, where applicable, to the date of acceleration of this Note.

“Stock Settlement” shall mean the option or right to pay or receive the Maturity Payment Amount or Optional Repurchase Amount in shares of the Settlement Value Securities, as set forth in Section 6 of this Note.

“Subsequent Interest Period” shall have the meaning set forth in Section 7 of this Note.

“Threshold Value” shall have the meaning set forth on the face of this Note.

“Total Option Value” shall mean, with respect to any Dual Currency Note on any date, an amount (calculated as of such date by the Option Value Calculation Agent specified on the face of this Note) equal to the sum of the Option Values (calculated as of such date by the Option Value Calculation Agent) for all Interest Payment Dates occurring after the date of calculation up to and including the Stated Maturity Date.

“Trustee” shall have the meaning set forth in Section 1 of this Note.

“Valuation Date” shall mean, unless otherwise specified on the face of this Note, (a) in the case of payment on the Stated Maturity Date, the third Business Day prior to the Stated Maturity Date, (b) in the case of Redemption, the date that the Redemption Notice is mailed and (c) in the case of Optional Repurchase, the date that is a number of Business Days equal to the Determination Period before the Optional Repurchase Date; provided, however, in each case, if a Market Disruption Event occurs on any such date, as determined by the Calculation Agent pursuant to the Calculation Agency Agreement, or if such date is not a Scheduled Trading Day, the Valuation Date shall be postponed to the next Scheduled Trading Day on which no Market Disruption Event occurs; provided, further, if a Market Disruption Event occurs on each of the eight Scheduled Trading Days following the originally scheduled Valuation Date, then that eighth Scheduled Trading Day shall be deemed the Valuation Date and the Calculation Agent shall determine, in accordance with the Calculation Agency Agreement, the Closing Price of the affected Settlement Value Securities or the Closing Level of the Relevant Index, as the case may be, based upon its estimate of the value of the Settlement Value Security or Relevant Index, as of the Close of Trading on that eighth Scheduled Trading Day.

“Yield to Maturity” shall mean the percentage specified as such on the face of this Note.

OPTION TO ELECT REPURCHASE

The undersigned owner of this Note hereby irrevocably elects to have the Company repurchase the principal amount of this Note or portion hereof below designated at (i) the Optional Repurchase Amount plus accrued interest to but excluding the Optional Repurchase Date, if this Note is to be repurchased pursuant to the Optional Repurchase provision described in Section 5 of this Note, or (ii) the price specified pursuant to the Optional Interest Reset provision described in Section 7 of this Note or the Extension of Maturity Notes provision described in Section 10 of this Note. Any such election is irrevocable except as provided in Section 7 of this Note or Section 10 of this Note.

If the repurchase of this Note is pursuant to Section 5 of this Note and if the undersigned has the option to elect to have the repurchase settled in stock, the undersigned has indicated below if that option is being exercised.

Dated:

_____________________________________

Signature

Sign exactly as name appears on the front of this Note

[SIGNATURE GUARANTEED - required only if Notes

of this series are to be issued and delivered to other than

the registered Holder]

Principal Amount to be repurchased, if amount to be repurchased is less than the principal amount of this Note (principal amount remaining must be an authorized denomination) $	Fill in for registration of Notes of this series if to be issued otherwise than to the registered Holder: Name: Address: (Please print name and address including zip code)

Stock Settlement option elected [ ] YES [ ] NO	SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:

OPTION TO ELECT TERMINATION OF AUTOMATIC EXTENSION

The undersigned owner of this Note hereby irrevocably elects to terminate the automatic extension of this Note or of the portion of the principal amount of this Note below designated. Any such election is irrevocable and will be binding on any subsequent Holder hereof.

Dated:

__________________________________

Signature

Sign exactly as name appears on the front of this Note

[SIGNATURE GUARANTEED - required only if Notes

of this series are to be issued and delivered to other than

the registered Holder]

Principal Amount to be terminated, if amount to be terminated is less than the principal amount of this Note (such principal amount must be an authorized denomination) $	Fill in for registration of Notes of this series if to be issued otherwise than to the registered Holder: Name: Address: (Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenant by the entireties
JT TEN	-	as joint tenants with right of survivorship
and not as tenants in common

UNIF GIFT
MIN ACT	-	Custodian
(Cust) (Minor)
under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

–

–

the within Note of LEHMAN BROTHERS HOLDINGS INC. and all rights thereunder and does hereby irrevocably constitute and appoint

Attorney to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises.

Dated: Signature:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

The signature(s) should be guaranteed by an

eligible guarantor institution (banks,

stockbrokers, savings and loan associations

and credit unions with membership in an

approved signature guarantee medallion

program), pursuant to SEC rule 17Ad-15.

Schedule I

Amortization Table

Date                                                 Payment

EXHIBIT A

RESET NOTICE

LEHMAN BROTHERS HOLDINGS INC.

Medium-Term Notes, Series I

Performance Linked to the Value of a Common Stock, a

Stock Index, an Exchange Traded Fund, a Basket of Common Stocks or a Basket of Stock Indices

CUSIP No.

      Registered Nos.         -

LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), is the issuer of the above-referenced Notes (the “Notes”). Capitalized terms used herein and not defined are used as defined in the Notes.

The Company hereby elects to reset the Interest Rate set forth on the face of the Notes. On and after                                 1/, the Interest Rate shall be                             .

Each Holder of a Note has the option to elect repurchase by the Company of such Note, or any portion thereof, on any Optional Reset Date pursuant to the terms of such Note. The Notes may be repaid on the dates and at the prices set forth below:

Date                                                             Redemption Price

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this Reset Notice to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer and to be attested by its Secretary or one of its Assistant Secretaries.

Dated:

LEHMAN BROTHERS HOLDINGS INC.

By:
___________________________

1/	Insert applicable Optional Reset Date.

Title:

Attest:
Title: